AGREEMENT

THIS AGREEMENT dated for reference the 15th day of June, 2010

BETWEEN:

BARK GROUP INC., a Nevada corporation

(the “Company”)

OF THE FIRST PART

AND:

BARK CORPORATION A/S, a Danish corporation,

(“Bark Corporation”)

OF THE SECOND PART

AND:

JESPER SVANE,

(“Svane”)

     OF THE THIRD PART

AND:

SVANECO LTD.,

(“Svaneco”)

OF THE FOURTH PART

WHEREAS:

A.           Bark Corporation acquired a 51% interest in Anaconda.tv GmbH, a television production company incorporated in Munich, Germany (“Anaconda”) effective March 31, 2010 from Bark Holding Ltd. (“Bark Holding”) in consideration of the issue of an aggregate of 14,000,000 shares of the common stock of the Company to Svane, as to 7,000,000 shares, and Rene Lauritsen, as to 7,000,000 shares.

B.           Anaconda has failed to deliver to Bark Corporation and the Company audited financial statements of Anaconda for the year ended December 31, 2009 in the manner that Anaconda had represented that it would deliver.

C.           As audited financial statements of Anaconda have not been delivered, Bark Corporation has determined to reduce its ownership interest in Anaconda to a 25.5% interest by way of a sale of a 25.5% interest in Anaconda to Svane.

D.           Svane has agreed to sell, transfer and surrender the 7,000,000 shares of the Company issued to him as consideration of the sale to him of the 25.5% interest in Anaconda.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements contained herein, and the payment of $1.00 made by each party to the other, the receipt and sufficiency of which is acknowledged by each party, the parties, intending to be legally bound, covenant and agree as follows:

1.       Definitions

1.1	The following terms will have the following meanings for the purposes of this Agreement:

“Anaconda” has the meaning provided in the recitals to this Agreement;

“Anaconda Interest” means a 25.5% interest in Anaconda, representing one-half of the interest in Anaconda acquired by Bark Corporation on March 31, 2010; and

“Svane Shares” means 7,000,000 shares of common stock of the Company issued to Svane in connection with the acquisition by a 51% interest in Anaconda.

2.       Purchase and Sale of Anaconda Interest

2.1    In consideration of the sale, transfer and surrender of the Svane Shares in accordance with Section 3.1 of this Agreement, Bark Corporation hereby agrees to sell, assign and transfer to Svane the Anaconda Interest free and clear of all liens, charges, security interests and encumbrances, which Anaconda Interest will be held subject to the option provided for in Section 4.1 of this Agreement.

3.       Surrender of Svane Shares

3.1    In consideration for the transfer of the Anaconda Interest by Bark Corporation to Svane, Svane hereby agrees to sell, transfer and assign to Bark Corporation the Svane Shares free and clear of all liens, charges, security interests and encumbrances.

3.2    Svane represents and warranties that he is the legal and beneficial owner of the Svane Shares free and clear of all liens, charges, security interests and encumbrances and has full right, title and authority to sell, transfer and surrender the Svane Shares in the manner contemplated by this Agreement.

3.3    In order to give effect to the transfer of the Svane Shares in accordance with Section 3.1, Svane will forthwith upon execution of this Agreement surrender the share certificate representing the Svane Shares to Bark Corporation for cancellation, which share certificate will be endorsed for transfer in the manner required by the transfer agent for the Company such that the Svane Shares may be cancelled.

3.4    To the extent that the Svane Shares are registered in the name of Svaneco, Svaneco and Svane will execute all instruments of transfer and other documentation as required to give effect to this Agreement and cancellation of the Svane Shares.

4.       Option

4.1    Svane hereby grants to Bark Corporation the option to re-acquire the Anaconda Interest in exchange for the issuance of an additional 7,000,000 shares of the Company’s common stock, which option will be exercisable on or before September 15, 2010 by delivery of notice of exercise of the stock option by Bark Corporation to Svane. Within five business days of the delivery of the notice of exercise of the stock option, Svane will sell, assign and transfer the Anaconda Interest to Bark Corporation against delivery by Bark Corporation to Svane of a share certificate for 7,000,000 shares of the Company’s common stock. Svane acknowledges that the further 7,000,000 shares of the Company’s common stock will be restricted securities under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and will be issued pursuant to available exemptions from the registration requirements under the U.S. Securities Act. Svane will execute and deliver such customary documentation required to establish such exemptions as a condition of receiving the shares.

5.       Miscellaneous

5.1    This Agreement will be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts made and to be performed therein.

5.2    The parties agree that the purchase and sale of the Anaconda Interest and the surrender of the Svane Shares will be effective June 15, 2010, notwithstanding that date that the corporate records of Anaconda and the Company are updated to reflect the transfers.

5.3    Each party hereto agrees to execute and complete such transfers, assignments and surrenders of shares and otherwise take such further actions as required to give effect to the above agreements.

5.4    This Agreement may be executed in any number of counterparts, in original form or by electronic facsimile, with the same effect as if all parties to this Agreement had signed the same document and all counterparts will be construed together and constitute one and the same document.

[REMAINER OF PAGE LEFT INTENTIONALLY BLANK.]

5.5    Each of Svane and Svaneco acknowledges having the opportunity and receiving the recommendation to obtain independent legal advice in connection with execution of this Agreement.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date and year first above written.

BARK GROUP INC.

Per:	/s/ Bent Helvang
Authorized Signatory

Bent Helvang - Secretary
Name and Title

BARK CORPORATION A/S.

Per:	/s/ Rene Lauritsen
Authorized Signatory

Owner Rene Lauritsen
Name and Title

SVANECO LTD.

Per:	/s/ Jesper Svane
Authorized Signatory

Jesper Svane/Owner
Name and Title

JESPER SVANE:

/s/ Jesper Svane
JESPER SVANE